Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

STATE OR OTHER
JURISDICTION OF
INCORPORATION OR
SUBSIDIARY	ORGANIZATION
Action Computer Supplies Limited (Dormant)	United Kingdom
Action Ltd. (Dormant)	United Kingdom
Calence, LLC	Delaware
Calence Physical Security Solutions, LLC	Arizona
Computers by Post Limited (Dormant)	United Kingdom
Docufile Limited (Dormant)	United Kingdom
DSI Data Systems International Limited (Dormant)	United Kingdom
Eldorado Investments LLC	Delaware
Ensynch s.r.o.	Czech Republic
Frasier Associates plc (Dormant)	United Kingdom
Insight Australia Holdings Pty Ltd	Australia
Insight Canada, Inc.	Arizona
Insight Canada Inc.	Ontario
Insight Consulting Services, LLC	Arizona
Insight Data Technologies Ltd (Dormant)	Ireland
Insight Deutschland GmbH & Ko KG (Dormant)	Germany
Insight Development Corp Limited (Dormant)	United Kingdom
Insight Direct (GB) Limited	United Kingdom
Insight Direct (UK) Limited	United Kingdom
Insight Direct Canada, Inc.	Canada
Insight Direct (Services) Limited	United Kingdom
Insight Direct USA, Inc.	Illinois
Insight Direct Worldwide, Inc.	Arizona
Insight Enterprises Australia Pty Limited	Australia
Insight Enterprises BV	Netherlands
Insight Enterprises CV	Netherlands
Insight Enterprises UK, Ltd.	United Kingdom
Insight Enterprises Holdings BV	Netherlands
Insight Enterprises Hong Kong	Hong Kong
Insight Enterprises Netherlands BV	Netherlands
Insight Enterprises (NZ) Limited	New Zealand
Insight Enterprises (Shanghai) Co. Ltd	China
Insight Holding (Deutschland) GmbH (Dormant)	Germany
Insight Marketing GmbH (Dormant)	Germany
Insight Networking Solutions (UK) Ltd	United Kingdom
Insight North America, Inc.	Arizona
Insight Public Sector, Inc.	Illinois
Insight Receivables Holding, LLC	Illinois
Insight Receivables, LLC	Illinois
Insight Software Canada Limited	Ontario
Insight Software Services, Inc. d/b/a Ensynch	Delaware
Insight Stadium Services, LLC	Arizona
Insight Technology Solutions AB	Sweden
Insight Technology Solutions AG	Switzerland
Insight Technology Solutions ApS	Denmark
Insight Technology Solutions Belgium	Belgium
Insight Technology Solutions GmbH	Austria
Insight Technology Solutions GmbH	Germany
Insight Technology Solutions, Inc.	Delaware
Insight Technology Solutions LLC	Russia
Insight Technology Solutions NUF	Norway
Insight Technology Solutions Oy	Finland
Insight Technology Solutions Pte Ltd	Singapore
Insight Technology Solutions SAS	France
Insight Technology Solutions S.L.	Spain
Insight Technology Solutions SRL	Italy
Insight UK Acquisitions Limited (Dormant)	United Kingdom
Kortex Computer Centre, Ltd.	Ontario
Insight Networking Solutions UK Limited	United Kingdom
PC Wholesale Ltd (UK) (Dormant)	United Kingdom
Pulse Building Limited (Dormant)	United Kingdom
Software Spectrum Services BV (Dormant)	Netherlands
Software Spectrum (UK) Limited	United Kingdom
SSI (Britain) Limited (Dormant)	United Kingdom
1861959 Ontario Inc.	Ontario
3683371 Canada, Inc.	Canada